Exhibit 99.1

News Release

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bob Drennan

Office: 704.382.4070

Analysts: Bill Currens

Office: 704.382.1603

Nov. 6, 2013

Duke Energy posts third quarter 2013 results

•	Third quarter 2013 adjusted diluted earnings per share (EPS) were $1.46, compared with $1.47 for the third quarter 2012

•	Reported diluted EPS for third quarter 2013 was $1.42, compared with $0.85 for the third quarter 2012

•	Company narrows its 2013 adjusted diluted earnings guidance range from $4.20 to $4.45 per share to $4.25 to $4.45 per share

CHARLOTTE, N.C. – Duke Energy today announced third quarter 2013 adjusted diluted EPS of $1.46, compared to $1.47 for the third quarter of 2012. Reported diluted EPS for the third quarter 2013 was $1.42, compared to $0.85 for the same period last year.

Reported results include special items that are excluded from the company’s adjusted diluted EPS results.

In the company’s regulated businesses, revised customer rates, increased weather-normalized retail volumes and wholesale net margins were partially offset by unfavorable weather and higher depreciation and amortization expense during the third quarter of 2013.

“Our third quarter results were supported by the constructive regulatory outcomes we achieved this year,” said President and CEO Lynn Good. “As a result, we are narrowing our 2013 adjusted diluted EPS guidance range to $4.25 to $4.45.

“We have successfully achieved the near-term priorities we established a year ago and are well-positioned to deliver on our commitments to customers, communities and investors,” she added. “Our ongoing focus is to deliver on the promises we made after our merger with Progress Energy – to leverage our scale in order to maximize the efficiency of our operational and financial performance.”

Duke Energy Corporation | P.O. Box 1009 | Charlotte, NC 28201-1009 |

www.duke-energy.com

Duke Energy News Release

BUSINESS UNIT RESULTS

The discussion below of third-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 25 through 28 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized third-quarter 2013 adjusted segment income of $923 million, compared to $907 million in the third quarter 2012, an increase of $0.02 per share.

USFE&G’s improved adjusted segment income was driven primarily by increased pricing and riders (+$0.16 per share) resulting from revised customer rates, as well as favorable retail volumes and wholesale net margins (+$0.07 per share).

These positive drivers were partially offset by unfavorable weather (-$0.11 per share), higher depreciation and amortization expense (-$0.06 per share) primarily resulting from reduced cost of removal amortization in Florida. Other unfavorable drivers included lower allowance for funds used during construction (AFUDC) equity (-$0.05 per share) primarily due to the completion of certain major capital projects.

International Energy

International Energy recognized third-quarter 2013 adjusted segment income of $116 million, compared to $103 million in the third quarter 2012, an increase of $0.02 per share.

International Energy’s improved quarterly earnings were primarily due to stronger results in Latin America (+$0.04 per share) due to higher pricing in Brazil and financial results from the Chilean operations acquired in 2012. This was partially offset by unfavorable foreign currency exchange rates (-$0.01 per share).

Commercial Power

Commercial Power recognized third-quarter 2013 adjusted segment income of $15 million, compared to $31 million in the third quarter 2012, a decrease of $0.02 per share.

Commercial Power’s lower results were primarily driven by weaker results from its renewables business (-$0.02 per share) and lower generation volumes from the Midwest gas generation fleet (-$0.01 per share).

These results were partially offset by higher generation margins from the Midwest coal generation fleet (+$0.01 per share).

Duke Energy News Release

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a third-quarter 2013 adjusted net expense of $22 million, compared to $16 million in the third quarter 2012, a difference of $0.01 per share.

Share Dilution

On July 2, 2012, Duke Energy issued approximately 258 million shares of common stock in connection with the closing of the merger with Progress Energy, Inc. The full quarter impact of the issuance of these additional shares had a dilutive impact of $0.02 per share on the quarter-over-quarter adjusted diluted EPS results.

Reconciliation of quarterly reported to adjusted diluted EPS

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items excluded from Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2013 EPS Impact	3Q2012 EPS Impact
Third Quarter 2013
Costs to Achieve, Progress Merger	$(88)	$34	$(0.08)
Mark-to-market impact of economic hedges	$19	$(7)	$0.02
Discontinued operations, net of tax	$(5)	$19	$0.02
Third Quarter 2012
Costs to Achieve, Progress Merger	$(457)	$164		$(0.42)
Edwardsport Impairment	$(180)	$63		$(0.17)
DNC host committee support	$(10)	$4		$(0.01)
Mark-to-market impact of economic hedges	$(31)	$12		$(0.03)
Discontinued operations, net of tax	$6	$(2)		$0.01

Total diluted EPS impact			$(0.04)	$(0.62)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2013 EPS	3Q2012 EPS
Diluted EPS, as reported	$1.42	$0.85
Adjustments to reported EPS:
Diluted EPS impact of special items, mark-to-market in Commercial Power, and discontinued operations (net of tax)	$0.04	$0.62

Diluted EPS, adjusted	$1.46	$1.47

Duke Energy News Release

Analyst Conference Call

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the third quarter 2013 as well as providing other business updates. The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-675-4756 in the United States or 719-325-4901 outside the United States. The confirmation code is 5678441. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, November 16, 2013, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 5678441. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Non-GAAP financial measures

The primary performance measure used by management to evaluate segment performance is segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. In addition, direct interest expense and income taxes are included in segment income and certain governance costs are allocated to each of the segments.

Management believes segment income, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the approximate net income contribution of Duke Energy’s business segments by incorporating the direct financing methods or capital structures of the business segments as well as the income tax attributes of the businesses and regions in which they operate.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company. In addition, Duke Energy’s management calculates the EPS impact of segment income drivers to facilitate an understanding of the impacts of each income driver on consolidated adjusted diluted EPS.

Duke Energy News Release

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset.Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment income and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. Adjusted segment income and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment income and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment income and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. When an EPS amount is provided for a segment income driver, the per share impact is derived by taking the before-tax amount of the item less income taxes based on Duke Energy’s consolidated effective tax rate, divided

Duke Energy News Release

by the Duke Energy weighted-average diluted shares outstanding for the period. The most directly comparable GAAP measure for adjusted segment income or adjusted Other net expenses is reported segment income or Other net expenses, which represents segment income and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $110 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of retiring Crystal River Unit 3 could prove to be more extensive than is currently identified, all costs associated with the retirement Crystal

Duke Energy News Release

River Unit 3 asset, including replacement power may not be fully recoverable through the regulatory process; the ability to maintain relationships with customers, employees or suppliers; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the impact of compliance with material restrictions or conditions related to the Progress Energy merger imposed by regulators could exceed our expectations; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity price, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Duke Energy News Release

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Forward looking statements speak only as of the date they are made, Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2013 QTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2012 QTD Reported Earnings Per Share, Diluted	$1.13	$0.15	$0.01	$(0.45)	$0.85

Costs to Achieve, Progress Merger	—	—	—	0.42	0.42
Edwardsport Charges	0.17	—	—	—	0.17
DNC Host Committee Support	—	—	—	0.01	0.01
Economic Hedges (Mark-to-Market)	—	—	0.03	—	0.03
Discontinued Operations					(0.01)

2012 QTD Adjusted Earnings Per Share, Diluted	$1.30	$0.15	$0.04	$(0.02)	$1.47

Share Differential (a)	(0.01)	(0.01)	—	—	(0.02)

2012 QTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$1.29	$0.14	$0.04	$(0.02)	$1.45

Weather	(0.11)	—	—	—	(0.11)

Pricing and Riders (b)	0.16	—	—	—	0.16

Latin America, including Foreign Exchange Rates (c)	—	0.03	—	—	0.03

Midwest Coal Generation (d)	—	—	0.01	—	0.01

Midwest Gas Generation (e)	—	—	(0.01)	—	(0.01)

Duke Energy Retail	—	—	(0.01)	—	(0.01)

Interest Expense	0.02	—	0.01	—	0.03

Change in effective income tax rate	0.01	—	—	—	0.01

Other (f)(g)	(0.06)	(0.01)	(0.02)	(0.01)	(0.10)

2013 QTD Adjusted Earnings Per Share, Diluted	$1.31	$0.16	$0.02	$(0.03)	$1.46

Costs to Achieve, Progress Merger	—	—	—	(0.08)	(0.08)
Economic Hedges (Mark-to-Market)	—	—	0.02	—	0.02
Discontinued Operations					0.02

2013 QTD Reported Earnings Per Share, Diluted	$1.31	$0.16	$0.04	$(0.11)	$1.42

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 699 million for the quarter ended September 30, 2012 to 706 million for the quarter ended September 30, 2013.
(b)	Primarily due to the January 2013 implementation of revised base rates for Duke Energy Florida (+$0.05), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.04), the May 2013 implementation of revised distribution rates for Duke Energy Ohio (+$0.02), the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.01) and higher recovery under the IGCC rider, net of AFUDC, for Duke Energy Indiana (+$0.01).
(c)	Primarily driven by higher average power prices and lower average purchased power costs, partially offset by lower volumes in Brazil (+$0.03) and the inclusion of the results from Chilean operations acquired in the fourth quarter of 2012 (+0.02), partially offset by unfavorable foreign exchange rates (-$0.01).
(d)	Primarily due to higher energy margins.
(e)	Primarily due to decreased generation margins resulting from lower volumes.
(f)	Amount for U.S. Franchised Electric & Gas includes an increase in depreciation and amortization expense (-$0.06) and lower AFUDC-equity (-$0.05), partially offset by increased retail volumes and higher wholesale margins, including new contracts (+$0.07).
(g)	Amount for Commercial Power includes the renewables portfolio (-$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2013 YTD vs. Prior Year

($ per share)	U.S. Franchised Electric & Gas	International Energy	Commercial Power	Other	Consolidated
2012 YTD Reported Earnings Per Share, Diluted	$2.38	$0.66	$0.14	$(0.68)	$2.51

Costs to Achieve, Progress Merger	—	—	—	0.58	0.58
Edwardsport Charges	0.72	—	—	—	0.72
Voluntary Opportunity Plan Deferral	(0.11)	—	—	—	(0.11)
DNC Host Committee Support	—	—	—	0.01	0.01
Economic Hedges (Mark-to-Market)	—	—	0.04	—	0.04
Discontinued Operations					(0.01)

2012 YTD Adjusted Earnings Per Share, Diluted	$2.99	$0.66	$0.18	$(0.09)	$3.74

Share Differential (a)	(0.74)	(0.17)	(0.04)	0.03	(0.92)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$2.25	$0.49	$0.14	$(0.06)	$2.82

Progress Energy Contribution	0.72	—	—	(0.07)	0.65

Weather	(0.06)	—	—	—	(0.06)

Pricing and Riders (b)	0.23	—	—	—	0.23

Latin America, including Foreign Exchange Rates (c)	—	(0.02)	—	—	(0.02)

National Methanol Company	—	(0.03)	—	—	(0.03)

Midwest Coal Generation (d)	—	—	(0.03)	—	(0.03)

Midwest Gas Generation (e)	—	—	(0.09)	—	(0.09)

Duke Energy Retail	—	—	0.01	—	0.01

Interest Expense	0.02	—	0.02	(0.03)	0.01

Change in effective income tax rate	(0.02)	—	0.02	—	—

Other (f)(g)	(0.07)	(0.02)	(0.04)	(0.01)	(0.14)

2013 YTD Adjusted Earnings Per Share, Diluted	$3.07	$0.42	$0.03	$(0.17)	$3.35

Crystal River Unit 3 Impairment	(0.26)	—	—	—	(0.26)
Nuclear Development Charges	(0.08)	—	—	—	(0.08)
Costs to Achieve, Progress Merger	—	—	—	(0.20)	(0.20)
Litigation Reserve	—	—	—	(0.04)	(0.04)
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Discontinued Operations					0.01

2013 YTD Reported Earnings Per Share, Diluted	$2.73	$0.42	$0.04	$(0.41)	$2.79

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 531 million for the nine months ended September 30, 2012, to 706 million for the nine months ended September 30, 2013.
(b)	Primarily due to the January 2013 implementation of revised base rates for Duke Energy Florida (+$0.05), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.04), the February 2012 and September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.04), increased recovery under the IGCC rider, net of AFUDC, for Duke Energy Indiana (+$0.04) and the May 2013 implementation of revised distribution rates for Duke Energy Ohio (+$0.02).
(c)	Primarily driven by unfavorable foreign exchange rates.
(d)	Primarily due to lower PJM capacity revenues (-$0.05), partially offset by higher energy margins (+$0.02).
(e)	Primarily due to lower PJM capacity revenue (-$0.04), decreased generation margins due to lower volumes (-$0.04) and the prior-year recovery of a previously written-off Lehman Brothers receivable (-$0.01).
(f)	Amount for U.S. Franchised Electric & Gas includes lower AFUDC-equity (-$0.09) and an increase in depreciation and amortization expense (-$0.07), partially offset by increased retail volumes and higher wholesale margins, including new contracts (+$0.11).
(g)	Amount for Commercial Power includes unfavorable results of the renewables portfolio (-$0.02).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2013 QTD vs. Prior Year

($ per share)	Legacy Progress Energy	Legacy Duke Energy	Consolidated
2012 QTD Adjusted Earnings Per Share, Diluted			$1.47

Share Differential (a)			(0.02)

2012 QTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$0.50	$0.95	$1.45

Weather	(0.03)	(0.08)	(0.11)

Pricing and Riders	0.10	0.06	0.16

Latin America, including Foreign Exchange Rates	—	0.03	0.03

Midwest Coal Generation	—	0.01	0.01

Midwest Gas Generation	—	(0.01)	(0.01)

Duke Energy Retail	—	(0.01)	(0.01)

Interest Expense	0.02	0.01	0.03

Change in effective income tax rate	(0.02)	0.03	0.01

Other	(0.06)	(0.04)	(0.10)

2013 QTD Adjusted Earnings Per Share, Diluted	$0.51	$0.95	$1.46

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Weighted-average diluted shares outstanding increased from 699 million for the quarter ended September 30, 2012 to 706 million for the quarter ended September 30, 2013.

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2013 YTD vs. Prior Year

	Legacy Progress Energy		Legacy Duke Energy
($ per share)	For the Six Months Ended June 30, 2013	For the Three Months ended September 30, 2013	For the Nine Months ended September 30, 2013	Consolidated
2012 YTD Adjusted Earnings Per Share, Diluted				$3.74

Share Differential (a)				(0.92)

2012 YTD Adjusted Earnings Per Share, Diluted, Recasted for Share Issuance	$—	$0.50	$2.32	$2.82

Progress Energy Contribution for the six months ended June 30, 2013 (b)	0.65	—	—	0.65

Weather	—	(0.03)	(0.03)	(0.06)

Pricing and Riders	—	0.10	0.13	0.23

Latin America, including Foreign Exchange Rates	—	—	(0.02)	(0.02)

National Methanol Company	—	—	(0.03)	(0.03)

Midwest Coal Generation	—	—	(0.03)	(0.03)

Midwest Gas Generation	—	—	(0.09)	(0.09)

Duke Energy Retail	—	—	0.01	0.01

Interest Expense	—	0.02	(0.01)	0.01

Change in effective income tax rate	—	(0.02)	0.02	—

Other	—	(0.06)	(0.08)	(0.14)

2013 YTD Adjusted Earnings Per Share, Diluted	$0.65	$0.51	$2.19	$3.35

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Reflects the impact on prior period earnings per diluted share due to the increase in Duke Energy’s weighted-average diluted common shares outstanding as a result of shares issued to complete the merger with Progress Energy. Weighted-average diluted shares outstanding increased from 531 million for the nine months ended September 30, 2012, to 706 million for the nine months ended September 30, 2013.
(b)	Reflects Progress Energy’s contribution to EPS for the six months ended June 30, 2013. Progress Energy contributed +$0.72 per share to USFE&G and -$0.07 per share to Other.

September 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2013	2012	2013	2012
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.40	$0.84	$2.78	$2.50
Diluted	$1.40	$0.84	$2.78	$2.50
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.02	$0.01	$0.01	$0.01
Diluted	$0.02	$0.01	$0.01	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$1.42	$0.85	$2.79	$2.51
Diluted	$1.42	$0.85	$2.79	$2.51
Dividends Declared Per Share	$—	$—	$2.31	$2.265
Weighted-Average Shares Outstanding
Basic	706	699	706	531
Diluted	706	699	706	531

SEGMENT INCOME BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas(a)(b)(c)	$923	$790	$1,932	$1,263
International Energy	116	103	300	350
Commercial Power	27	12	26	71

Total Reportable Segment Income	1,066	905	2,258	1,684
Other Net Expense(d)(e)	(76)	(315)	(292)	(356)
Income from Discontinued Operations, net of tax	14	4	11	5

Net Income Attributable to Duke Energy Corporation	$1,004	$594	$1,977	$1,333

CAPITALIZATION
Total Common Equity			50%	51%
Total Debt			50%	49%
Total Debt			$41,312	$39,472
Book Value Per Share			$58.41	$58.38
Actual Shares Outstanding			706	704

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,030	$1,270	$3,573	$2,860
International Energy	18	95	44	825
Commercial Power	43	205	110	119
Other	52	21	180	84

Total Capital and Investment Expenditures	$1,143	$1,591	$3,907	$3,888

(a)	Includes impairment charges of $180 million for the nine months ended September 30, 2013 related to Crystal River Unit 3 Nuclear Station (net of tax of $115 million).
(b)	Includes impairment charges of $57 million for the nine months ended September 30, 2013 related to nuclear development costs (net of tax of $30 million).
(c)	Includes impairment and other charges of $117 million for the three months ended September 30, 2012 related to the Edwardsport IGCC project (net of tax of $63 million), and impairment and other charges of $385 million for the nine months ended September 30, 2012 related to the Edwardsport IGCC project (net of tax of $215 million).
(d)	Includes costs to achieve the Progress Energy merger of $54 million for the three months ended September 30, 2013 (net of tax of $34 million), and $139 million for the nine months ended September 30, 2013 (net of tax of $86 million).
(e)	Includes costs to achieve the Progress Energy merger of $293 million for the three months ended September 30, 2012 (net of tax of $164 million).

September 2013

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2013	2012	2013	2012
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$5,786	$5,842	$15,766	$11,207
Operating Expenses (a)(b)(c)	4,131	4,433	12,136	8,914
Gains on Sales of Other Assets, net	—	6	6	13

Operating Income	1,655	1,415	3,636	2,306
Other Income and Expenses	57	103	166	227
Interest Expense	235	257	713	546

Income Before Income Taxes	1,477	1,261	3,089	1,987
Income Tax Expense (d)(e)(f)	554	470	1,157	723
Less: Income Attributable to Noncontrolling Interests	—	1	—	1

Segment Income	$923	$790	$1,932	$1,263

Depreciation and Amortization	$586	$545	$1,678	$1,275
Duke Energy Carolinas GWh sales	22,935	23,103	65,383	62,138
Duke Energy Progress GWh sales	17,005	17,331	45,761	43,965
Duke Energy Florida’s GWh sales	11,263	11,466	29,132	29,814
Duke Energy Ohio GWh sales	6,589	6,804	18,567	18,600
Duke Energy Indiana GWh sales	8,747	8,923	25,189	25,684

Total GWh sales	66,539	67,627	184,032	180,201

Net Proportional MW Capacity in Operation			49,425	47,450

INTERNATIONAL ENERGY
Operating Revenues	$370	$382	$1,168	$1,181
Operating Expenses	232	266	765	768

Operating Income	138	116	403	413
Other Income and Expenses	48	46	95	136
Interest Expense	22	23	60	60

Income Before Income Taxes	164	139	438	489
Income Tax Expense	44	34	128	129
Less: Income Attributable to Noncontrolling Interests	4	2	10	10

Segment Income	$116	$103	$300	$350

Depreciation and Amortization	$25	$25	$75	$74
Sales, GWh	5,062	5,308	14,744	15,264
Proportional MW Capacity in Operation			4,600	4,465

COMMERCIAL POWER
Operating Revenues	$550	$525	$1,559	$1,607
Operating Expenses	514	522	1,555	1,512
Gains on Sales of Other Assets, net	—	10	1	11

Operating Income	36	13	5	106
Other Income and Expenses	(2)	1	9	26
Interest Expense	16	14	48	55

Income Before Income Taxes	18	—	(34)	77
Income Tax Expense	(9)	(13)	(60)	5
Less: Income Attributable to Noncontrolling Interests	—	1	—	1

Segment Income	$27	$12	$26	$71

Depreciation and Amortization	$63	$58	$188	$172
Actual Coal-fired Plant Production, GWh	4,996	5,054	13,730	12,421
Actual Gas-fired Plant Production, GWh	3,715	4,387	10,953	13,483
Actual Renewable Plant Production, GWh	941	615	3,761	2,399

Actual Plant Production, GWh	9,652	10,056	28,444	28,303

Net Proportional MW Capacity in Operation			8,132	7,760

OTHER
Operating Revenues	$54	$20	$125	$51
Operating Expenses(g)(h)	140	484	386	514
Losses on Sales of Other Assets, net	—	(2)	(4)	(3)

Operating Loss	(86)	(466)	(265)	(466)
Other Income and Expenses	(16)	15	3	14
Interest Expense	106	107	306	196

Loss Before Income Taxes	(208)	(558)	(568)	(648)
Income Tax Benefit(i)(j)	(132)	(243)	(273)	(292)
Less: Loss Attributable to Noncontrolling Interests	—	—	(3)	—

Net Expense	$(76)	$(315)	$(292)	$(356)

Depreciation and Amortization	$33	$38	$104	$99

(a)	Includes pre-tax impairment and other charges of $180 million for the three months ended September 30, 2012, and $600 for the nine months ended September 30, 2012, related to the Edwardsport IGCC project.
(b)	Includes a pre-tax impairment charge of $295 million for the nine months ended September 30, 2013, related to the Crystal River Unit 3 Nuclear Station.
(c)	Includes pre-tax impairment charges of $87 million for the nine months ended September 30, 2013, related to nuclear development costs.
(d)	Includes a tax benefit of $63 million for the three months ended September 30, 2012, and $215 million for the nine months ended September 30, 2012, on the impairment and other charges related to the Edwardsport IGCC project.
(e)	Includes a tax benefit of $115 million for the nine months ended September 30, 2013, on the impairment related to the Crystal River Unit 3 Nuclear Station.
(f)	Includes a tax benefit of $30 million for the nine months ended September 30, 2013, on the impairment related to nuclear development costs.
(g)	Includes costs to achieve the Progress Energy merger of $449 million recorded in Operating Expense for the three months ended September 30, 2012, and $462 million recorded in Operating Expense for the nine months ended September 30, 2012.
(h)	Includes costs to achieve the Progress Energy merger of $113 million recorded in Operating Expense for the three months ended September 30, 2013, and $275 million recorded in Operating Expense for the nine months ended September 30, 2013.
(i)	Includes a tax benefit of $164 million for the three months ended September 30, 2012, and $166 million for the nine months ended September 30, 2012, on costs to achieve the Progress Energy merger.
(j)	Includes a tax benefit of $34 million for the three months ended September 30, 2013, and $86 million for the nine months ended September 30, 2013, on costs to achieve the Progress Energy merger.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating Revenues
Regulated electric	$5,718	$5,763	$15,441	$10,892
Nonregulated electric, natural gas, and other	908	882	2,683	2,708
Regulated natural gas	83	77	362	329

Total operating revenues	6,709	6,722	18,486	13,929

Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,013	2,222	5,394	3,848
Fuel used in electric generation and purchased power - nonregulated	428	484	1,329	1,328
Cost of natural gas and coal sold	33	40	180	184
Operation, maintenance and other	1,458	1,654	4,383	3,262
Depreciation and amortization	707	666	2,045	1,620
Property and other taxes	325	326	991	681
Impairment charges	2	266	388	668

Total operating expenses	4,966	5,658	14,710	11,591

Gains on Sales of Other Assets and Other, net	—	14	3	21

Operating Income	1,743	1,078	3,779	2,359

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	33	33	91	118
Other income and expenses, net	54	132	182	285

Total other income and expenses	87	165	273	403

Interest Expense	379	401	1,127	857

Income From Continuing Operations Before Income Taxes	1,451	842	2,925	1,905
Income Tax Expense from Continuing Operations	457	248	952	565

Income From Continuing Operations	994	594	1,973	1,340

Income From Discontinued Operations, net of tax	14	4	11	5

Net Income	1,008	598	1,984	1,345
Less: Net Income Attributable to Noncontrolling Interests	4	4	7	12

Net Income Attributable to Duke Energy Corporation	$1,004	$594	$1,977	$1,333

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.40	$0.84	$2.78	$2.50
Diluted	$1.40	$0.84	$2.78	$2.50
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.02	$0.01	$0.01	$0.01
Diluted	$0.02	$0.01	$0.01	$0.01
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$1.42	$0.85	$2.79	$2.51
Diluted	$1.42	$0.85	$2.79	$2.51
Dividends declared per share	$—	$—	$2.31	$2.265
Weighted-average shares outstanding
Basic	706	699	706	531
Diluted	706	699	706	531

DUKE ENERGY CORPORATION

CONSOLIDATED

BALANCE SHEETS

(Unaudited)

(In millions)

	September 30,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$2,166	$1,424
Short-term investments	118	333
Receivables (net of allowance for doubtful accounts of $31 at September 30, 2013 and $34 at December 31, 2012)	1,585	1,516
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $42 at September 30, 2013 and $44 at December 31, 2012)	1,258	1,201
Inventory	3,100	3,223
Other	2,191	2,425

Total current assets	10,418	10,122

Investments and Other Assets
Investments in equity method unconsolidated affiliates	511	483
Nuclear decommissioning trust funds	4,805	4,242
Goodwill	16,345	16,365
Intangibles, net	351	372
Notes receivable	65	71
Restricted other assets of variable interest entities	52	62
Other	2,361	2,399

Total investments and other assets	24,490	23,994

Property, Plant and Equipment
Cost	100,682	98,833
Cost, variable interest entities	1,679	1,558
Accumulated depreciation and amortization	(33,136)	(31,969)
Generation facilities to be retired, net	59	136

Net property, plant and equipment	69,284	68,558

Regulatory Assets and Deferred Debits
Regulatory assets	10,220	11,004
Other	178	178

Total regulatory assets and deferred debits	10,398	11,182

Total Assets	$114,590	$113,856

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,819	$2,444
Notes payable and commercial paper	1,278	745
Non-recourse notes payable of variable interest entities	325	312
Taxes accrued	706	459
Interest accrued	474	448
Current maturities of long-term debt	2,307	3,110
Other	2,330	2,511

Total current liabilities	9,239	10,029

Long-term Debt	36,137	35,499

Non-recourse Long-term Debt of Variable Interest Entities	1,265	852

Deferred Credits and Other Liabilities
Deferred income taxes	11,489	10,490
Investment tax credits	446	458
Accrued pension and other post-retirement benefit costs	1,743	2,520
Asset retirement obligations	5,341	5,169
Regulatory liabilities	5,904	5,584
Other	1,789	2,221

Total deferred credits and other liabilities	26,712	26,442

Commitments and Contingencies
Preferred Stock of Subsidiaries	—	93
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 706 million and 704 million shares outstanding at September 30, 2013 and December 31, 2012, respectively	1	1
Additional paid-in capital	39,317	39,279
Retained earnings	2,227	1,889
Accumulated other comprehensive loss	(380)	(306)

Total Duke Energy Corporation shareholders’ equity	41,165	40,863
Noncontrolling interests	72	78

Total equity	41,237	40,941

Total Liabilities and Equity	$114,590	$113,856

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,984	$1,345
Adjustments to reconcile net income to net cash provided by operating activities:	3,006	2,634

Net cash provided by operating activities	4,990	3,979

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,566)	(3,989)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(682)	(339)

Net increase (decrease) in cash and cash equivalents	742	(349)
Cash and cash equivalents at beginning of period	1,424	2,110

Cash and cash equivalents at end of period	$2,166	$1,761

US Franchised Electric & Gas Consolidated

Quarterly Highlights

Supplemental Franchised Electric Information

2013

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2013	2012	% Inc. (Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc. (Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	22,406	23,981	(6.6%)	1.1%	61,996	61,100	1.5%	0.2%
General Service	21,187	21,608	(1.9%)	1.6%	57,163	57,477	(0.5%)	0.6%
Industrial	13,719	13,420	2.2%	3.0%	38,466	38,379	0.2%	1.0%
Other Energy Sales	150	150	0.0%	—	451	452	(0.2%)	—
Unbilled Sales	(650)	(1,152)	43.6%	N/A	(308)	541	(100.0%)	N/A

Total Retail Sales	56,812	58,007	(2.1%)	1.7%	157,768	157,949	(0.1%)	0.5%

Special Sales (3)	9,727	9,620	1.1%		26,264	22,252	18.0%

Total Consolidated Electric Sales - USFE&G	66,539	67,627	(1.6%)		184,032	180,201	2.1%

Average Number of Customers
Residential	6,212,793	6,165,328	0.8%		6,207,721	6,160,964	0.8%
General Service	938,281	930,954	0.8%		935,505	928,675	0.7%
Industrial	18,533	18,816	(1.5%)		18,619	18,903	(1.5%)
Other Energy Sales	22,142	22,119	0.1%		22,148	22,056	0.4%

Total Regular Sales	7,191,749	7,137,217	0.8%		7,183,993	7,130,598	0.7%

Special Sales	61	68	(10.3%)		62	69	(10.1%)

Total Average Number of Customers - USFE&G	7,191,810	7,137,285	0.8%		7,184,055	7,130,667	0.7%

Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	13	8	62.5%		2,067	1,439	43.6%
Cooling Degree Days	872	1,085	(19.6%)		1,338	1,685	(20.6%)

Variance from Normal
Heating Degree Days	44.4%	(27.3%)	n/a		6.2%	(26.2%)	n/a
Cooling Degree Days	(18.0%)	0.8%	n/a		(17.3%)	3.5%	n/a

Midwest - Actual
Heating Degree Days	—	21	(100.0%)		2,558	1,767	44.8%
Cooling Degree Days	717	937	(23.5%)		1,054	1,431	(26.3%)

Variance from Normal
Heating Degree Days	(100.0%)	75.0%	n/a		6.8%	(27.0%)	n/a
Cooling Degree Days	(11.3%)	20.0%	n/a		(8.4%)	28.0%	n/a

Florida - Actual
Heating Degree Days	—	—	0.0%		283	211	34.1%
Cooling Degree Days	1,409	1,392	1.2%		2,577	2,691	(4.2%)

Variance from Normal
Heating Degree Days	0.0%	0.0%	n/a		(5.4%)	(29.5%)	n/a
Cooling Degree Days	0.7%	(0.5%)	n/a		0.7%	5.2%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal calendar sales (i.e. billed and allocated unbilled sales) by customer class and for total retail sales.
(3)	Third quarter 2013 and year-to-date 2013 include 930 GWH and 1,585 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings. Both third quarter and year to date 2012 included 895 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 2013

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	7,351	7,973	(7.8%)		20,874	20,534	1.7%
General Service	7,812	7,911	(1.3%)		21,115	21,057	0.3%
Industrial	5,726	5,629	1.7%		15,866	15,899	(0.2%)
Other Energy Sales	73	73	0.0%		219	217	0.9%
Unbilled Sales	(538)	(474)	(13.5%)		(512)	(33)	(100.0%)

Total Regular Electric Sales	20,424	21,112	(3.3%)	1.3%	57,562	57,674	(0.2%)	0.7%

Special Sales (3)	2,511	1,991	26.1%		7,821	4,464	75.2%

Total Consolidated Electric Sales - Duke Energy Carolinas	22,935	23,103	(0.7%)		65,383	62,138	5.2%

Average Number of Customers
Residential	2,070,230	2,054,732	0.8%		2,065,651	2,051,471	0.7%
General Service	339,859	337,276	0.8%		338,717	336,569	0.6%
Industrial	6,573	6,718	(2.2%)		6,618	6,774	(2.3%)
Other Energy Sales	14,369	14,393	(0.2%)		14,377	14,334	0.3%

Total Regular Sales	2,431,031	2,413,119	0.7%		2,425,363	2,409,148	0.7%

Special Sales	23	24	(4.2%)		24	23	4.3%

Total Avg Number of Customers - Duke Energy Carolinas	2,431,054	2,413,143	0.7%		2,425,387	2,409,171	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	12	8	50.0%		2,118	1,488	42.3%
Cooling Degree Days	817	986	(17.1%)		1,254	1,544	(18.8%)

Variance from Normal
Heating Degree Days	21.9%	(39.8%)	n/a		7.5%	(24.7%)	n/a
Cooling Degree Days	(20.4%)	(1.4%)	n/a		(19.0%)	2.6%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).
(3)	Third quarter 2013 and year-to-date 2013 include 329 GWH and 681 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings. Both third quarter 2012 and year-to-date 2012 include 318 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Progress

Quarterly Highlights

Supplemental Franchised Electric Information

September 2013

	Three Months Ended September 30				Nine Months Ended September 30
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	4,604	4,936	(6.7%)		13,375	12,915	3.6%
General Service	4,281	4,413	(3.0%)		11,438	11,565	(1.1%)
Industrial	2,978	2,772	7.4%		8,086	7,884	2.6%
Other Energy Sales	30	30	0.0%		90	91	(1.1%)
Unbilled Sales	(92)	(272)	66.2%		(105)	(207)	49.3%

Total Regular Electric Sales	11,801	11,879	(0.7%)	3.8%	32,884	32,248	2.0%	1.5%

Special Sales (3)	5,204	5,452	(4.5%)		12,877	11,717	9.9%

Total Consolidated Electric Sales - Duke Energy Progress	17,005	17,331	(1.9%)		45,761	43,965	4.1%

Average Number of Customers
Residential	1,243,523	1,232,560	0.9%		1,240,502	1,229,980	0.9%
General Service	222,265	220,125	1.0%		221,355	219,251	1.0%
Industrial	4,341	4,412	(1.6%)		4,370	4,434	(1.4%)
Other Energy Sales	1,800	1,816	(0.9%)		1,808	1,844	(2.0%)

Total Regular Sales	1,471,929	1,458,913	0.9%		1,468,035	1,455,509	0.9%
Special Sales	15	18	(16.7%)		15	19	(21.1%)

Total Average Number of Customers - Duke Energy Progress	1,471,944	1,458,931	0.9%		1,468,050	1,455,528	0.9%

Heating and Cooling Degree Days
Actual
Heating Degree Days	14	8	75.0%		2,018	1,392	45.0%
Cooling Degree Days	926	1,185	(21.9%)		1,421	1,827	(22.2%)

Variance from Normal
Heating Degree Days	55.6%	(11.1%)	n/a		6.7%	(27.7%)	n/a
Cooling Degree Days	(15.6%)	2.9%	n/a		(15.6%)	4.3%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).
(3)	Third quarter 2013 and year-to-date 2013 include 601 GWH and 904 GWH, respectively, of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings. Both third quarter 2012 and year-to-date 2012 include 577 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Franchised Electric & Gas segment earnings.

Duke Energy Florida

Quarterly Highlights

Supplemental Franchised Electric Information

September 2013

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,713	5,712	0.0%		13,948	13,942	0.0%
General Service	4,192	4,205	(0.3%)		11,110	11,284	(1.5%)
Industrial	827	819	1.0%		2,409	2,384	1.0%
Other Energy Sales	6	6	0.0%		18	19	(5.3%)
Unbilled Sales	70	75	(6.7%)		483	805	(40.1%)

Total Regular Sales	10,808	10,817	(0.1%)	(0.7%)	27,968	28,434	(1.6%)	(1.0%)

Special Sales	455	649	(29.9%)		1,164	1,380	(15.7%)

Total Electric Sales - Duke Energy Florida	11,263	11,466	(1.8%)		29,132	29,814	(2.3%)

Average Number of Customers
Residential	1,478,318	1,464,992	0.9%		1,477,493	1,463,126	1.0%
General Service	189,647	187,846	1.0%		189,054	187,171	1.0%
Industrial	2,331	2,358	(1.1%)		2,350	2,373	(1.0%)
Other Energy Sales	1,561	1,571	(0.6%)		1,565	1,556	0.6%

Total Regular Sales	1,671,857	1,656,767	0.9%		1,670,462	1,654,226	1.0%

Special Sales	16	15	6.7%		15	14	7.1%

Total Average Number of Customers - Duke Energy Florida	1,671,873	1,656,782	0.9%		1,670,477	1,654,240	1.0%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—		283	211	34.1%
Cooling Degree Days	1,409	1,392	1.2%		2,577	2,691	(4.2%)

Variance from Normal
Heating Degree Days	0.0%	0.0%	n/a		(5.4%)	(29.5%)	n/a
Cooling Degree Days	0.7%	(0.5%)	n/a		0.7%	5.2%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Electric Information

September 2013

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,426	2,731	(11.2%)		6,761	6,770	(0.1%)
General Service	2,601	2,690	(3.3%)		7,166	7,188	(0.3%)
Industrial	1,497	1,512	(1.0%)		4,316	4,340	(0.6%)
Other Energy Sales	28	28	0.0%		84	85	(1.2%)
Unbilled Sales	(66)	(246)	73.2%		(82)	(19)	(100.0%)

Total Regular Electric Sales	6,486	6,715	(3.4%)	2.0%	18,245	18,364	(0.6%)	0.6%

Special Sales	103	89	15.7%		322	236	36.4%

Total Electric Sales - Duke Energy Ohio	6,589	6,804	(3.2%)		18,567	18,600	(0.2%)

Average Number of Customers
Residential	735,261	731,917	0.5%		736,743	733,840	0.4%
General Service	86,141	85,499	0.8%		86,143	85,582	0.7%
Industrial	2,540	2,574	(1.3%)		2,552	2,585	(1.3%)
Other Energy	2,932	2,903	1.0%		2,931	2,892	1.3%

Total Regular Sales	826,874	822,893	0.5%		828,369	824,899	0.4%

Special Sales	1	1	0.0%		1	2	(50.0%)

Total Average Number Electric Customers - Duke Energy Ohio	826,875	822,894	0.5%		828,370	824,901	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	19	(100.0%)		2,402	1,718	39.8%
Cooling Degree Days	702	917	(23.4%)		1,048	1,384	(24.3%)

Variance from Normal
Heating Degree Days	(100.0%)	58.3%	n/a		4.5%	(26.0%)	n/a
Cooling Degree Days	(13.9%)	16.1%	n/a		(9.1%)	23.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Franchised Gas Information

September 2013

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
MCF Sales (1)
Residential	1,860,539	1,806,252	3.0%		28,481,036	22,165,265	28.5%
General Service	1,656,619	1,634,151	1.4%		17,456,201	14,011,683	24.6%
Industrial	944,865	804,187	17.5%		4,633,841	3,727,950	24.3%
Other Energy Sales	4,710,321	4,791,878	(1.7%)		15,598,636	16,191,419	(3.7%)
Unbilled Sales	187,000	269,000	(30.5%)		(4,728,000)	(3,641,000)	(29.9%)

Total Gas Sales - Duke Energy Ohio	9,359,344	9,305,468	0.6%	1.9%	61,441,714	52,455,317	17.1%	2.0%

Average Number of Customers
Residential	466,283	464,856	0.3%		469,384	468,470	0.2%
General Service	41,604	41,812	(0.5%)		43,301	43,462	(0.4%)
Industrial	1,586	1,604	(1.1%)		1,633	1,659	(1.6%)
Other Energy	163	169	(3.6%)		165	170	(2.9%)

Total Average Number Gas Customers - Duke Energy Ohio	509,636	508,441	0.2%		514,483	513,761	0.1%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	19	(100.0%)		2,402	1,718	39.8%
Cooling Degree Days	702	917	(23.4%)		1,048	1,384	(24.3%)

Variance from Normal
Heating Degree Days	(100.0%)	58.3%	n/a		4.5%	(26.0%)	n/a
Cooling Degree Days	(13.9%)	16.1%	n/a		(9.1%)	23.1%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Franchised Electric Information

September 2013

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2013	2012	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,312	2,629	(12.1%)		7,039	6,939	1.4%
General Service	2,301	2,389	(3.7%)		6,334	6,383	(0.8%)
Industrial	2,692	2,688	0.1%		7,789	7,872	(1.1%)
Other Energy Sales	13	13	0.0%		40	40	0.0%
Unbilled Sales	(25)	(235)	89.4%		(92)	(5)	(100.0%)

Total Regular Electric Sales	7,293	7,484	(2.6%)	3.1%	21,110	21,229	(0.6%)	0.6%

Special Sales	1,454	1,439	1.0%		4,079	4,455	(8.4%)

Total Electric Sales - Duke Energy Indiana	8,747	8,923	(2.0%)		25,189	25,684	(1.9%)

Average Number of Customers
Residential	685,461	681,127	0.6%		687,332	682,547	0.7%
General Service	100,369	100,208	0.2%		100,236	100,102	0.1%
Industrial	2,748	2,754	(0.2%)		2,729	2,737	(0.3%)
Other Energy	1,480	1,436	3.1%		1,467	1,430	2.6%

Total Regular Sales	790,058	785,525	0.6%		791,764	786,816	0.6%

Special Sales	6	10	(40.0%)		7	11	(36.4%)

Total Average Number Electric Customers - Duke Energy Indiana	790,064	785,535	0.6%		791,771	786,827	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	24	(100.0%)		2,713	1,816	49.4%
Cooling Degree Days	731	958	(23.7%)		1,059	1,478	(28.3%)

Variance from Normal
Heating Degree Days	(100.0%)	100.0%	n/a		8.8%	(27.9%)	n/a
Cooling Degree Days	(8.9%)	24.1%	n/a		(7.7%)	33.0%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and allocated unbilled sales).

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILATION

Three Months Ended September 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$923	$—		$—		$—		$—	$923

International Energy	116	—		—		—		—	116

Commercial Power	15	—		12	B	—		12	27

Total Reportable Segment Income	1,054	—		12		—		12	1,066
Other	(22)	(54	) A	—				(54)	(76)

Total Reportable Segment Income and Other Net Expense	1,032	(54)		12		—		(42)	990

Discontinued Operations	—	—		—		14	C	14	14

Net Income (Loss) Attributable to Duke Energy Corporation	$1,032	$(54)		$12		$14		$(28)	$1,004

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.46	$(0.08)		$0.02		$0.02		$(0.04)	$1.42

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.46	$(0.08)		$0.02		$0.02		$(0.04)	$1.42

A -	Net of $34 million tax benefit. $25 million recorded as an increase in Operating Revenues and $113 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Net of $7 million tax expense. $20 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $1 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706

Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$2,169	$—		$(57	) D	$—		$(180	) F	$—		$—		$(237)	$1,932

International Energy	300	—		—		—		—		—		—		—	300

Commercial Power	18	—		—		—		—		8	B	—		8	26

Total Reportable Segment Income	2,487	—		(57)		—		(180)		8		—		(229)	2,258
Other	(122)	(139	) A	—		(31	) E	—		—				(170)	(292)

Total Reportable Segment Income and Other Net Expense	2,365	(139)		(57)		(31)		(180)		8		—		(399)	1,966
Discontinued Operations	—	—		—		—		—		—		11	C	11	11

Net Income (Loss) Attributable to Duke Energy Corporation	$2,365	$(139)		$(57)		$(31)		$(180)		$8		$11		$(388)	$1,977

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.35	$(0.20)		$(0.08)		$(0.04)		$(0.26)		$0.01		$0.01		$(0.56)	$2.79

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.35	$(0.20)		$(0.08)		$(0.04)		$(0.26)		$0.01		$0.01		$(0.56)	$2.79

A -	Net of $86 million tax benefit. $51 million recorded as an increase in Operating Revenues, $275 million recorded within Operating Expenses and $1 million recorded within Interest expense on the Condensed Consolidated Statements of Operations.
B -	Net of $5 million tax expense. $31 million gain recorded within Nonregulated electric, natural gas, and other (Operating Revenues) and $18 million loss recorded within Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706

Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		DNC Host Committee Support		Edwardsport Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$907	$—		$—		$(117	) E	$—		$—		$(117)	$790

International Energy	103	—		—		—		—		—		—	103

Commercial Power	31	—		—		—		(19	) B	—		(19)	12

Total Reportable Segment Income	1,041	—		—		(117)		(19)		—		(136)	905
Other	(16)	(293	) A	(6	) D	—		—		—		(299)	(315)

Total Reportable Segment Income and Other Net Expense	1,025	(293)		(6)		(117)		(19)		—		(435)	590

Discontinued Operations	—	—		—		—		—		4	C	4	4

Net Income (Loss) Attributable to Duke Energy Corporation	$1,025	$(293)		$(6)		$(117)		$(19)		$4		$(431)	$594

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.47	$(0.42)		$(0.01)		$(0.17)		$(0.03)		$0.01		$(0.62)	$0.85

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.47	$(0.42)		$(0.01)		$(0.17)		$(0.03)		$0.01		$(0.62)	$0.85

A -	Net of $164 million tax benefit. $5 million recorded as an increase in Operating Revenues, $449 million recorded in Operating Expenses and $4 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $12 million tax benefit. $30 million loss recorded in Nonregulated electric, natural gas and other (Operating Revenues) and $1 million loss recorded in Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Net of $4 million tax benefit. Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.
E -	Net of $63 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	699

Diluted	699

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2012

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Voluntary Opportunity Plan Deferral		Edwardsport Impairment		DNC Host Committee Support		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME

U.S. Franchised Electric and Gas	$1,588	$—		$60	C	$(385	) E	$—		$—		$—		$(325)	$1,263

International Energy	350	—		—		—		—		—		—		—	350

Commercial Power	93	—		—		—		—		(22	) B	—		(22)	71

Total Reportable Segment Income	2,031	—		60		(385)		—		(22)		—		(347)	1,684
Other	(44)	(306	) A	—		—		(6	) F	—		—		(312)	(356)

Total Reportable Segment Income and Other Net Expense	1,987	(306)		60		(385)		(6)		(22)		—		(659)	1,328

Discontinued Operations	—	—		—		—		—		—		5	D	5	5

Net Income (Loss) Attributable to Duke Energy Corporation	$1,987	$(306)		$60		$(385)		$(6)		$(22)		$5		$(654)	$1,333

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.74	$(0.58)		$0.11		$(0.72)		$(0.01)		$(0.04)		$0.01		$(1.23)	$2.51

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.74	$(0.58)		$0.11		$(0.72)		$(0.01)		$(0.04)		$0.01		$(1.23)	$2.51

A -	Net of $166 million tax benefit. $5 million recorded as an increase in Operating Revenues, $462 million recorded in Operating Expenses and $5 million recorded in Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $13 million tax benefit. $33 million loss recorded in Nonregulated electric, natural gas and other (Operating Revenues) and $2 million loss recorded in Fuel used in electric generation and purchased power-nonregulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C -	Net of $39 million tax expense. $101 million revenue recorded in Operation, maintenance and other and $2 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
D -	Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
E -	Net of $215 million tax benefit. $580 million recorded in Impairment charges and $20 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
F -	Net of $4 million tax benefit. Recorded in Operation, maintenance and other (Operations Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	531

Diluted	531

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from operating earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods.